EXHIBIT 3.1

SOSID: 2686577
State of North Carolina	Date Filed: 512812025 12:52:00 PM
Department of the Secretary of State	Elaine F. Marshall
North Carolina Secretary of State
C2025 132 01798

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: Shefford & Companies, Inc.

2.	The text and adoption date of each amendment adopted is as follows
(State below or attach):

Name change from Shefford & Companies, Inc. to Shefford Companies, Inc. Date amendment was adopted 5/12/2025

BUSINESS REGISTRATION DIVISION (Revised July 2017)	P.O. BOX 29622	RELEIGH, NC 27626-0622 (Form B-02)

ARTICLES OF AMENDMENT

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

N/A

4.	(Check either a, b, c, or d, whichever is applicable)

a.	☐ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b.	☐ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c.

☐ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d.	☒ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

5.	These articles will be effective upon filing, unless a delayed time and date is specified:

This the 12 day of May, 2025

Shefford & Companies, Inc.
Name of Corporation

Jonathan Cross
Signature

Jonathan Cross - Chairman
Type or Print Name and Title

NOTES:

l.	Filing fee is $50. This document must be filed with the Secretary of State.

BUSINESS REGISTRATION DIVISION (Revised July 2017)	P.O. BOX 29622	RELEIGH, NC 27626-0622 (Form B-02)